As filed with the Securities and Exchange Commission on October 3, 1997
                                                      REGISTRATION NO. 333-32647

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------



                               AMENDMENT NO. 1 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              --------------------



                           WILLAMETTE INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     OREGON
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                                   93-0312940
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              WILLAMETTE CAPITAL I
                              WILLAMETTE CAPITAL II
         (EXACT NAME OF REGISTRANTS AS SPECIFIED IN TRUST CERTIFICATES)

                                    DELAWARE
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION OF EACH
                                   REGISTRANT)

                      Applied For Executive Vice President
                      (I.R.S. EMPLOYER IDENTIFICATION NOS.)

           1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201
                                 (503) 227-5581
                        (ADDRESS, INCLUDING ZIP CODE, AND
                    TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 PRINCIPAL EXECUTIVE OFFICES OF EACH REGISTRANT)

                                  J. A. Parsons
                            Executive Vice President
                          and Chief Financial Officer,
                             Secretary and Treasurer
                       1300 S.W. Fifth Avenue, Suite 3800
                             Portland, Oregon 97201
                                 (503) 227-5581
     (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
               AREA CODE, OF AGENT FOR SERVICE OF EACH REGISTRANT)

                                   Copies to:


Miller, Nash, Wiener, Hager & Carlsen LLP             Sullivan & Cromwell
   111 S.W. Fifth Avenue, Suite 3500           444 S. Flower Street, Suite 1200
     Portland, Oregon 97204-3699                Los Angeles, California 90071
       Attention: John J. DeMott                 Attention: Alison S. Ressler
       Telephone: (503) 224-5858                 Telephone: (213) 955-8000


================================================================================

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after this Registration Statement becomes effective depending upon market conditions and other factors.

                          ----------------------------



The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

Explanatory note: This registration statement contains two forms of basic prospectus:

                  1. A prospectus of all registrants relating to all types of securities that may be offered hereunder.

                  2. A prospectus of Willamette Industries, Inc., relating solely to its senior debt securities registered hereunder.

--------------------------------------------------------------------------------

                                  $500,000,000

                           WILLAMETTE INDUSTRIES, INC.


                             Senior Debt Securities
                          Subordinated Debt Securities
                           Cumulative Preferred Stock
                                  Common Stock
                            Stock Purchase Contracts
                              Stock Purchase Units

                                -----------------

                              WILLAMETTE CAPITAL I
                              WILLAMETTE CAPITAL II
                           Trust Preferred Securities
                  guaranteed to the extent set forth herein by
                           WILLAMETTE INDUSTRIES, INC.

                                -----------------

         Willamette Industries, Inc. (the "Company") may offer, from time to time, (i) unsecured senior debt securities ("Senior Debt Securities") consisting of debentures, notes or other unsecured evidences of indebtedness, (ii) unsecured subordinated debt securities ("Subordinated Debt Securities") consisting of debentures, notes and other unsecured evidences of indebtedness (item (i) or (ii) above being referred to herein as the "Debt Securities"),
(iii) cumulative preferred stock, $.50 par value ("Preferred Stock"), (iv) common stock, $.50 par value ("Common Stock"), (v) stock purchase contracts or warrants ("Stock Purchase Contracts") to purchase Preferred Stock or Common Stock, or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract together with Debt Securities or Trust Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contract, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale.

                                                        (Continued on next page)

                              --------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is October ---, 1997.

(Continued from cover)


         Willamette Capital I and Willamette Capital II (each, a "Willamette Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Willamette Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Willamette Trusts and the common securities representing undivided beneficial interests in the assets of the Willamette Trusts ("Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") out of moneys held by each of the Willamette Trusts, and payment on liquidation or redemption with respect to such Trust Securities, will be guaranteed by the Company to the extent described herein (each a "Guarantee"). See "Description of the Trust Securities Guarantees" below. The Company's obligations under the Trust Securities Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Willamette Trust, or a trustee of such Willamette Trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Common Securities (as defined herein) of such Willamette Trust. The Subordinated Debt Securities purchased by a Willamette Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Common Securities in connection with the dissolution of such Willamette Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

         Specific terms of the particular Senior Debt Securities, Subordinated Debt Securities, Trust Preferred Securities and related Trust Securities Guarantees, Stock Purchase Contracts, Stock Purchase Units, Common Stock or Preferred Stock, in respect of which this Prospectus is delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the estimated net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Debt Securities, the designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, interest rate (which may be fixed or variable), the time and method of calculating interest payments, the right of the Company, if any, to defer payment or interest on the Subordinated Debt Securities and the maximum length of such deferral period, put options, if any, public offering price, ranking as senior or subordinated debt, and other specific terms of the offering, (ii) in the case of Preferred Stock, the designation of the series of Preferred Stock to be offered, the number of shares, the rate and frequency of dividends thereon, the amount of any liquidation preference, any conversion or exchange rights, the terms of any optional or mandatory redemption provisions, any other preferences, limitations, and rights of Preferred Stock of such series, the public offering price, and other terms of offering, (iii) in the case of Common Stock, the number of shares, the public offering price, and other specific terms of the offering, (iv) in the case of Trust Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accumulate, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Trust Preferred Securities of a specific series and the terms upon which the proceeds of the sale of the Trust Preferred Securities will be used to purchase a specific series of Subordinated Debt Securities of the Company, (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock or Preferred Stock issuable thereunder, the purchase price of Common Stock or Preferred Stock, the date or dates on which the Common Stock or Preferred Stock is required or permitted to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the

Stock Purchase Contract or visa versa, the other terms upon which the Common Stock or Preferred Stock shall be or may be purchased and sold thereunder, and the terms of the offering and sale of the Stock Purchase Contracts, and (vi) in the case of Stock Purchase Units, the number and designation of the Stock Purchase Contracts and any Debt Securities, Trust Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

         The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "WLL." See "Description of Willamette Capital Stock -- Price Range of Willamette Common Stock and Common Stock Dividends."

         Willamette and/or each of the Willamette Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of Willamette and/or any Willamette Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement.

         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE WILLAMETTE TRUSTS OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, on which Common Stock is traded, at 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Willamette Trusts with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Willamette Trusts, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.


         No separate financial statements of any of the Willamette Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of each of the Willamette Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Willamette Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Willamette Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and
(iii) the Company's obligations described herein and in any accompanying prospectus supplement under the Declarations of Trust and Trust Agreement ("Declarations") of each Trust, the Guarantee issued with respect to Trust Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Securities. See "Particular Terms of the Subordinated Debt Securities" and "Description of the Trust Securities Guarantees."


         The Willamette Trusts are not currently subject to the information reporting requirements of the 1934 Act. The Willamette Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

         The Company will send to all registered holders of the Offered Securities such annual and other reports as are sent to its shareholders in conformity with the requirements of the 1934 Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

         1.       Annual  Report on Form 10-K for the year  ended  December  31,
                  1996.


         2. The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Willamette Industries, Inc., 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, Telephone: (503) 227-5581, Attention:
Investor Relations.

                                   THE COMPANY

         The Company is a diversified, integrated forest products company which manufactures unbleached paper products, white paper products, and wood-based building materials at 97 locations located throughout the United States and in Ireland. The Company owns or controls approximately 1.8 million acres of timberland in Arkansas, Louisiana, Missouri, North Carolina, Oregon, South Carolina, Tennessee, Texas, and Washington.

         The Company was incorporated in Oregon in 1906. Its executive offices are located at 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, and its telephone number is (503) 227-5581.

                              THE WILLAMETTE TRUSTS


         Each of Willamette Capital I and Willamette Capital II is a statutory business trust formed under Delaware law in 1997 pursuant to (i) a separate Declaration executed by the Company, as sponsor for such trust (the "Depositor"), and the Willamette Trustees (as defined herein) for such trust and
(ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Willamette Trust exists for the exclusive purposes of (i) issuing the Trust Securities, (ii) investing the gross proceeds of the Trust Securities in Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the Declaration which results from an Event of Default under the Indenture, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Common Securities of each Willamette Trust. Each Willamette Trust's business and affairs will be conducted by the trustees (the "Willamette Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. Except in certain limited circumstances, the holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Willamette Trustees of a Willamette Trust. The duties and obligations of the Willamette Trustees shall be governed by the Declaration of such Willamette Trust. A majority of the Willamette Trustees (the "Administrative Trustees") of each Willamette Trust will be persons who are employees or officers of or affiliated with the Company. In certain limited circumstances set forth in a Prospectus

Supplement, the holders of a majority of the Trust Preferred Securities will be entitled to appoint a Trustee, who need not be an employee or officer of or otherwise affiliated with the Company. One Willamette Trustee of each Willamette Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee" or the "Institutional Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Willamette Trustee of each Willamette Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Willamette Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Willamette Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801. The principal place of business of each Willamette Trust shall be c/o Willamette Industries, Inc., Attention: Chief Financial Officer, 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, telephone: (503) 227-5581.


                                 USE OF PROCEEDS

         Unless otherwise indicated in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the Company intends to add the net proceeds received by it from the sale of Offered Securities to its general funds, to be used for general corporate purposes, including capital expenditures, working capital, and repayment of debt. Each Willamette Trust will use the net proceeds received by it from the sale of Trust Preferred Securities to purchase Debt Securities from the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.



                                    Six Months
                                   Ended June 30,                   Year Ended December 31,
                                   --------------     -------------------------------------------------


                                   1997      1996      1996       1995      1994      1993         1992


Ratio of Earnings to Fixed
Charges (1)(2)...............      1.59      5.46      3.68      10.83      4.25      3.06         2.56




(1) The Company has authority to issue up to 5,000,000 shares of Preferred Stock; there are currently no shares outstanding and the Company currently does not have a Preferred Stock dividend obligation.
         Therefore, the Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) For purposes of computing the ratio, "earnings" consist of income before income taxes, plus fixed charges. "Fixed charges" consist of interest expense plus one-third of rent expense (which is deemed representative of an interest factor).

                  DESCRIPTION OF THE COMPANY'S DEBT SECURITIES

         The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

         The Debt Securities may be issued, from time to time, in one or more series and will constitute either Senior Debt Securities or Subordinated Debt Securities. Senior Debt Securities will be issued under an Indenture dated January 30, 1993 (the "Senior Debt Securities Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Senior Debt Securities Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Debt Securities Indenture") to be entered into between the Company and the Subordinated Debt Securities Trustee.

         The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee and the Subordinated Debt Securities Trustee are referred to herein as the "Trustee."

         The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Certain capitalized terms herein are defined in the Indentures.

GENERAL

         The Debt Securities will be unsecured obligations of the Company. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities may be issued thereunder, from time to time, in one or more series.

         The Prospectus Supplement relating to the Debt Securities being offered (the "Offered Debt Securities") will specify, among other things: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date shall be determined; (5) the dates on which any such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; (8) the right of the Company, if any, to defer payment of interest on the Offered Debt Securities and the maximum length of any such deferral period; (9) the right of Holders, if any, to put the Offered Debt Securities to the Company; (10) the currency unit, if other than United States dollars, of payment of principal, and premium and interest, if any, on the Offered Debt Securities; (11) the applicability of certain provisions of the Indentures as described under "Defeasance and Covenant Defeasance"; and (12) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the Indenture).

         Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest, if any, on, the Offered Debt Securities will be payable, and the Offered Debt

Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register.

         Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

CERTAIN COVENANTS OF THE COMPANY

         For purposes of the descriptions of both the Senior Debt Securities and the Subordinated Debt Securities, certain defined terms have the following meanings:


         "Subsidiary" of the Company is defined as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company. "Restricted Subsidiary" is defined as a Subsidiary of the Company substantially all the property of which is located, or substantially all the business of which is carried on, within the present 50 states of the United States or in Canada and which owns a Principal Property, excluding, however, any Subsidiary of the Company which is primarily engaged in the development and sale or financing of real property. "Principal Property" is defined as (i) any mill, converting plant, manufacturing plant or other facility owned by the Company or a Restricted Subsidiary which is located within the present 50 states of the United States or in Canada and the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, and (ii) Timberlands other than those being held primarily for development or sale; such property, however, will exclude (a) any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property or (c) any oil, gas or other minerals or mineral rights. "Attributable Debt" is defined as the total net amount of rent required to be paid during the remaining primary term of certain leases, discounted at the rate of 15% per annum. "Consolidated Net Tangible Assets" is defined as the aggregate amount of assets after deducting (i) all liabilities, other than deferred income taxes, Funded Debt and shareholders' equity, and (ii) goodwill and like intangibles, of the Company and its consolidated Subsidiaries. "Funded Debt" is defined as all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made (or being renewable beyond such period) and rental obligations (at the amount capitalized) payable more than 12 months from such date under capitalized leases.


Restrictions on Secured Debt

         The Indentures provide that the Company may not, nor may it permit any Restricted Subsidiary to, create, assume or guarantee any loan or evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted
Subsidiary, or on any share of Capital Stock or Debt of any Restricted Subsidiary, without securing or causing such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in

"Restrictions on Sale of Leaseback Transactions" below), would not exceed 10% of Consolidated Net Tangible Assets.

         This restriction does not apply to, and there shall be excluded from secured Debt in any computation under such restriction, Debt secured by: (a) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress or advance payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within specified time limits, (e) Mortgages securing industrial revenue or pollution control bonds, and (f) any extension, renewal or refunding of any Mortgages referred to in the foregoing clauses (a) through (e), inclusive.

Restrictions on Sale and Leaseback Transactions

         The Indentures provide that neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such sale and leaseback transactions, plus all secured Debt (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above), would not exceed 10% of Consolidated Net Tangible Assets.

         This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made within a specified period after its acquisition or construction, (c) the lease secures or relates to industrial revenue or pollution control bonds, (d) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (e) the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary, or the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased or (ii) the fair market value of the Principal Property leased; provided that the amount of proceeds to be applied to the retirement of Funded Debt shall be reduced by an amount, if any, equal to the principal amount of debentures or notes (including the Debt Securities) of the Company or a Restricted Subsidiary surrendered for cancellation to the applicable trustee thereof and the principal amount of other Funded Debt voluntarily retired, in each case within 180 days after such sale.

Restrictions on Funded Debt of Restricted Subsidiaries

         The Indentures provide that the Company may not permit any Restricted Subsidiary to create, assume or guarantee any Funded Debt except (i) Funded Debt owed to the Company or a Restricted Subsidiary, (ii) Funded Debt secured by Mortgages permitted as described under "Restrictions on Secured Debt," (iii) Funded Debt of any corporation outstanding at the time such corporation became a Restricted Subsidiary, (iv) Funded Debt of any person outstanding at the time of its acquisition, or the acquisition of substantially all its properties, by such Restricted Subsidiary, (v) Funded Debt incurred in connection with certain refundings, (vi) Funded Debt constituting Attributable Debt permitted as described under "Restrictions on Sale and Leaseback Transactions" and (vii) any other Funded Debt if the aggregate principal amount of all Funded Debt of all Restricted Subsidiaries permitted under this clause (vii) does not exceed 10% of Consolidated Net Tangible Assets.

EVENTS OF DEFAULT

         The following are Events of Default under the Indentures with respect to the Debt Securities of any series: (a) default in the payment of principal of or any premium on any Debt Security of that series when due; (b) default in the payment of any interest on any Debt Security of that series when due continued for 30 days; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Company in the Indentures (other than a covenant included in the Indentures solely for the benefit of a series of the Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of a particular series. No Event of Default with respect to the Debt Securities of a particular series necessarily constitutes an Event of Default with respect to the Debt Securities of any other series.

         If an Event of Default with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

         The Indentures provide that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. The right of a Holder of any Debt Security to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal or premium and interest, if any, when due and to institute suit for the enforcement of any such payment.

         The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indentures and as to any default in such performance.

         The Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

BOOK-ENTRY DEBT SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements. Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indentures, may consolidate with or merge into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, and any other person may consolidate with, or merge into, or transfer its assets substantially as an entirety to the Company provided that (i) the successor corporation (if any) assumes the Company's obligations on the Debt Securities and under the Indentures, (ii) after giving effect to the transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or the Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, (iii) if as a result of the transaction a Principal Property would become subject to a Mortgage which would not be permitted by the Indentures, the Debt Securities shall be secured equally with (or prior to) the indebtedness secured thereby, and (iv) certain other conditions are met.

DEFEASANCE AND COVENANT DEFEASANCE

         The Indentures provide, if such provision is made applicable to the Debt Securities of any series (which will be indicated in the Prospectus Supplement) that the Company may elect either (a) to defease and be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace mutilated, destroyed, lost or stolen Debt Securities of such series, to maintain paying agencies and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the Debt Securities of such series under certain restrictive covenants of the Indenture, including those described under "Certain Covenants of the Company," and "Consolidation, Merger and Sale of Assets" ("covenant defeasance") and the occurrence of an event described in clause (d) under "Events of Default" shall no longer be an Event of Default with respect to the Debt Securities of such series, in each case, if the Company deposits, in trust, with the Trustee money and/or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium and interest on the Outstanding Debt Securities of such series and any mandatory sinking fund payments or analogous payments in accordance with the terms of the Outstanding Debt Securities of such series and the Indentures. Such a trust may only be established if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to such series under the Indentures shall have occurred and be continuing on the date of such deposit,
(ii) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of the Company and (iii) the Company shall have delivered an Opinion of Counsel to the effect that the

Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. In the event the Company exercises its covenant defeasance option with respect to the Debt Securities of any series and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable with respect to such payments.

MODIFICATION AND WAIVER

         Modifications and amendments of the Indentures may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or premium or rate of interest, if any, on, any Debt Security, (c) reduce the amount of principal of an original issue discount Debt Security payable upon acceleration of the maturity thereof,
(d) change the place or currency of payment of principal of, or premium or interest, if any, on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) change the provisions for defeasance or covenant defeasance (each as defined below) made applicable to any Debt Security, or (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

         The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indentures. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of the Debt Securities of that series, waive any past default under the Indentures with respect to the Debt Securities of that series, except a default in the payment of principal, or premium or interest, if any, or in respect of a covenant or condition which cannot be waived without the consent of each Holder of the Debt Securities of that series.

REGARDING THE TRUSTEE

         The Company maintains deposit accounts and conducts other banking transactions with The Chase Manhattan Bank in the ordinary course of the Company's business. The Chase Manhattan Bank serves as trustee under another indenture with respect to certain of the Company's other senior debt securities.

                 PARTICULAR TERMS OF THE SENIOR DEBT SECURITIES

         The particular terms of the Senior Debt Securities offered by any Prospectus Supplement and the extent, if any, to which the general provisions applicable to Debt Securities as described above may apply to the Senior Debt Securities so offered will be described in the Prospectus Supplement relating to such Senior Debt Securities.

              PARTICULAR TERMS OF THE SUBORDINATED DEBT SECURITIES

         The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which the general provisions applicable to Debt Securities as described above may apply will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

         For purposes of the description of the Subordinated Debt Securities, certain defined terms have the following meanings:


         "Senior Indebtedness" will include the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Debt Securities Indenture or thereafter incurred or created:
(i) indebtedness of the Company for money borrowed by the Company (including purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than the Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company; (ii) obligations with respect to letters of credit; (iii) indebtedness of the Company constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii) and (iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities. "Senior Indebtedness" may also include other types or classes of indebtedness as specified in the applicable Prospectus Supplement.


SUBORDINATION


         The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company. No payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the Holders of such Senior Indebtedness. The Subordinated Debt Securities Indenture provisions do not prevent the Company from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full before the Holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than senior creditors and other creditors of the Company. Additional provisions applicable to the subordination of Subordinated Debt Securities may be described in the applicable Prospectus Supplement.

         In the case of Subordinated Debt Securities issued to a Willamette Trust, in the event of the failure of the Company to pay interest or principal, then a holder of Trust Preferred Securities of such Willamette Trust may directly institute a proceeding against the Company for payment.

                 DESCRIPTION OF PREFERRED STOCK AND COMMON STOCK

         The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock issuable in series, and 150,000,000 shares of Common Stock.

         The board of directors of the Company is authorized to divide the Preferred Stock into series and to determine the preferences, limitations and relative rights of each series. The preferences, limitations, and relative rights of any series of Preferred Stock offered by any Prospectus Supplement (including, without limitation, the designation and seniority and number of shares, the rate and time of payment of dividends, if any, thereon (or method of computing the same), the amount of any liquidation preference, any rights of conversion or exchange, voting rights, if any, and any optional or mandatory redemption provisions) will be described in the applicable Prospectus Supplement.


         The board of directors has established a series of Preferred Stock designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock"), comprising 500,000 shares of Preferred Stock. Subject to superior rights of any other outstanding Preferred Stock, each share of Series A Preferred Stock is entitled to receive, in preference to the Common Stock, quarterly cumulative dividends equal to 400 times the quarterly dividend paid with respect to each share of Common Stock, but not less than $1.00. Each share of Series A Preferred Stock is entitled to 400 votes on all matters submitted to a vote of the shareholders. In the event of liquidation of the Company, each share of Series A Preferred Stock is entitled to receive, in preference to the Common Stock, a liquidation payment of the greater of (i) $1.00 plus all accrued and unpaid dividends and distributions and (ii) an amount equal to 400 times the aggregate amount to be distributed per share of Common Stock. In the event of any merger or other transaction in which Common Stock is to be exchanged, each share of Series A Preferred Stock shall be entitled to receive 400 times the amount received per share of Common Stock. The rights of holders of the Series A Preferred Stock are subject to adjustment under certain circumstances to prevent dilution. Series A Preferred Stock is not redeemable.


         Shares of Common Stock and Series A Preferred Stock vote together as a single class on all corporate matters (except for certain matters affecting the Series A Preferred Stock or as otherwise required by law). Shares of Common Stock are entitled to one vote per share. Voting for directors is not cumulative. The board of directors is divided into three classes serving staggered three-year terms.

         Holders of Common Stock are entitled to dividends when, as, and if declared by the board of directors out of funds legally available therefor
(subject to the rights of holders of any Preferred Stock). Common Stock is not convertible into any other class of security, is not entitled to the benefit of any sinking fund provision, and does not have any preemptive rights. All outstanding shares of Common Stock are fully paid and nonassessable. Upon liquidation of the Company, after payment or provision for all liabilities and payment of any preferential amount in respect of Preferred Stock, holders of Common Stock are entitled to receive liquidating distributions of any remaining assets on a pro rata basis.

         Article VI of the Company's articles of incorporation provides that certain business combinations involving the Company and any shareholder which, together with its affiliates, is the beneficial owner of 20 percent or more of the Company's outstanding shares of capital stock, require the affirmative vote of the holders of at least 80 percent of the outstanding shares of capital stock. The 80 percent voting requirement does not apply (i) in the case of a business combination which provides for conversion of Common Stock into cash, securities or property having a fair market value not less than the highest per-share price paid by such shareholder and its affiliates within one year prior to the date of the vote, (ii) if the vote is required by the statutory Business Combination provisions discussed below or (iii) under certain circumstances, if the transaction is approved by the board of directors. The articles of incorporation also provide that directors of the Company may be removed at a meeting called expressly for that purpose by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock.


         The Company has distributed to holders of Common Stock, rights to purchase shares of Series A Preferred Stock ("Rights") which are held on the basis of .25 Right for each share of Common Stock held. The Rights are not exercisable and are attached to and trade with shares of Common Stock until the earlier of (i) 10 days following a public announcement that a person or group has acquired beneficial ownership (as defined) of 20 percent or more of the outstanding Common Stock (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, any entity holding shares of Common Stock for or pursuant to the terms of any such plan, or a person who acquires shares in a tender offer sanctioned by the board of directors) and (ii) 10 business days following the commencement or announcement of certain offers to acquire beneficial ownership of 30 percent or more of the outstanding Common Stock. Upon such an event, the Rights will trade separately and will become exercisable. Until a Right is exercised, the holder thereof will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.


         When the Rights first become exercisable, one Right will entitle the holder to buy from the Company one one-hundredth of a share of Series A Preferred Stock at a price of $175. Upon acquisition of beneficial ownership of 20 percent or more of the outstanding Common Stock by a person or group described above, each Right will entitle the holder (other than such person or group) to buy from the Company for $175 shares of Common Stock having a market value of $350. If the Company is acquired in a business combination, or a majority of its assets is acquired, after a person or group described above acquires beneficial ownership of 20 percent or more of the outstanding Common Stock, each Right will thereafter entitle the holder (other than such person or group) to acquire for $175 shares of common stock of the acquiring or surviving person with a market value of $350. Following the occurrence of any of the events described in the preceding two sentences, any Rights that are or (under certain circumstances) were beneficially owned by any such person or group shall immediately become null and void. The purchase price for Series A Preferred Stock and the number of Series A Preferred Stock shares or other securities issuable upon exercise of Rights are subject to adjustment to prevent dilution.

         Outstanding Rights will expire at the close of business on February 25, 2000. The Rights will also expire upon consummation of a business combination with a person who acquires shares of Common Stock in a tender offer sanctioned by the board of directors if shareholders receive the same consideration as was paid in the tender offer. Until the close of business on the tenth day following public announcement that a person or group described above has acquired beneficial ownership of 20 percent or more of the outstanding shares of Common Stock, the Rights may be redeemed, in whole but not in part, at the Company's election at a price of $.01 per right. After a person or group described above acquires beneficial ownership of 20 percent or more of the outstanding Common Stock, but before the person or group acquires beneficial ownership of 50 percent or more of the outstanding Common Stock, the Company may exchange some or all of the then outstanding Rights for one share of Common Stock per Right, subject to adjustment in certain circumstances.

         Before the Rights become exercisable, the Company may amend the Rights Agreement in any manner without the approval of the holders of Common Stock and thereafter the Company may, subject to certain limitations, amend the Rights Agreement without the approval of the holders of Rights.

         The Company is subject to the Oregon Control Share Act (the "Control Share Act"). The Control Share Act provides in essence that a person (an "Acquiring Person") who acquires voting stock in a transaction which results in its holding more than 20 percent, 33-1/3 percent or 50 percent of the total voting power of the Company (a "Control Share Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("control shares") unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the Acquiring Person and the Company's officers and inside directors. The term Acquiring Person is broadly defined to include persons acting as a group.

         An Acquiring Person may, but is not required to, submit to the Company an "Acquiring Person Statement" which delineates certain information about the Acquiring Person and its plans for acquiring the Company's stock and requests the Company to call a special meeting of shareholders to act on the question of its voting rights. If an Acquiring Person does not request a special meeting of shareholders, the matter shall be considered at the next annual or special meeting of shareholders otherwise held. If an Acquiring Person's control shares are accorded voting rights and its shares represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of voting rights will have the right to receive the appraised "fair value" for their shares, which may not be less than the highest price paid per share by the Acquiring Person for its shares in the Control Share Acquisition.

         The Company is also subject to provisions of the Oregon Business Corporation Act (the "Business Combination Provisions) which restrict the ability of an Oregon corporation to engage in any business combination with an interested shareholder ("Interested Shareholder"), as defined, for three years after the shareholder becomes an Interested Shareholder, with certain exceptions. An Interested Shareholder is defined to include a shareholder owning 15 percent or more of a corporation's stock. "Business combination" is defined to include any merger with, any transfer of assets to and certain transactions involving the issuance of shares to, the Interested Shareholder. A corporation may, however, engage in a business combination with an Interested Shareholder if
(i) the corporation's board of directors approved the combination or the transaction by which the shareholder became an Interested Shareholder before the shareholder became an Interested Shareholder, (ii) the Interested Shareholder acquired at least 85 percent of the voting stock (excluding shares held by directors, officers, or certain employee share plans) when becoming an Interested Shareholder, or (iii) the board of directors and shareholders holding 66- 2/3 percent of the voting stock not owned by the Interested Shareholder approve the business combination. A corporation's articles of incorporation may not require a greater vote of shareholders than that specified in the Business Combination Provisions for any vote required by the Business Combination Provisions.

      PRICE RANGE OF THE COMPANY'S COMMON STOCK AND COMMON STOCK DIVIDENDS


         The Company's Common Stock began trading on the NYSE on December 31, 1996. Before that date, the Common Stock traded on the NASDAQ National Market System. The high and low closing sales prices of the Common Stock of the Company, as reported in such markets, and the dividends declared on the Common Stock, have been as follows (adjusted for a stock split):





                                                                                        Per Share
                                                         -----------------------------------------------------------------

                                                              HIGH                     LOW             CASH DIVIDENDS PAID

1995--


         First Quarter.............................           $27.50                  $23.38                  $.14
         Second Quarter............................            28.13                   24.13                   .14
         Third Quarter.............................            36.19                   27.75                   .15
         Fourth Quarter............................            33.25                   27.13                   .15



                                                       - 17 -


                                                                                        Per Share
                                                         -----------------------------------------------------------------

                                                              HIGH                     LOW             CASH DIVIDENDS PAID

1996--


         First Quarter.............................            30.13                   24.63                   .16
         Second Quarter............................            32.13                   28.75                   .16
         Third Quarter.............................            34.00                   28.25                   .16
         Fourth Quarter............................            35.25                   31.25                   .16


1997--


         First Quarter.............................            34.81                   30.44                   .16
         Second Quarter............................            38.44                   30.06                   .16
         Third Quarter through
         September 30, 1997.......................             42.38                   35.25                   .16





         The closing price of Common Stock on September 30, 1997, was $38.25 per share. The book value of the Company's Common Stock on December 31, 1996, was $17.85 per share.


         The timing and amount of future cash dividends will depend on the earnings, capital requirements, and financial condition of the Company, and other factors deemed relevant by the Company's Board of Directors.

            DESCRIPTION OF THE WILLAMETTE TRUST PREFERRED SECURITIES


         Each Willamette Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Willamette Trust authorizes the Administrative Trustees of such Willamette Trust to execute and deliver certificates on behalf of such Willamette Trust for one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. An independent trustee (the "Institutional Trustee" or "Property Trustee") will act as indenture trustee for the Trust Preferred Securities, to be issued by each Willamette Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Willamette Trust and as described in the Prospectus Supplement related thereto. The Prospectus Supplement relating to any series of Trust Preferred Securities will describe the specific terms thereof, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by such Willamette Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Willamette Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a periodic basis to holders of such Trust Preferred Securities as of a record date in each period during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such Willamette Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Willamette Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Willamette Trust to the holders of Trust Preferred Securities of such Willamette Trust upon voluntary or involuntary dissolution, winding-up or termination of such Willamette Trust; (vi) the obligation, if any, of such Willamette Trust to purchase or redeem Trust Preferred Securities issued by such Willamette Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Willamette Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Trust Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Trust Preferred Securities issued by such Willamette Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Willamette Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Willamette Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities held by such Willamette Trust may be distributed to holders of Trust Preferred Securities; (ix) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Willamette Trust not inconsistent with the Declaration of such Willamette Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Trust Securities Guarantees." The Trust Preferred Guarantee of the Company, when taken together with the Company's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under each Declaration, including obligations to pay costs, expenses, debts and liabilities of the Willamette Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Trust Preferred Securities issued by each Willamette Trust.
Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

         In connection with the issuance of Trust Preferred Securities, each Willamette Trust will issue one series of Common Securities. The Declaration of each Willamette Trust authorizes the Administrative Trustees of such trust to execute and deliver certificates on behalf of such Willamette Trust for one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Willamette Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration which results from an Event of Default under the Indenture, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Willamette Trustees of a Willamette Trust. All of the Common Securities of each Willamette Trust will be directly or indirectly owned by the Company.

         If an event of default under the Declaration of a Willamette Trust occurs and is continuing, then the holders of Trust Preferred Securities of such Willamette Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities of such a Willamette Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce certain of its rights under the applicable series of Subordinated Debt Securities, or the holders of not less than 25% in principal amount of outstanding Subordinated Debt Securities fail to exercise certain of their rights, the holders of at least 25% in liquidation amount of the outstanding Trust Preferred Securities of such Willamette Trust may assert such rights directly. Notwithstanding the foregoing, if an Event of Default under the Indenture has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Trust Preferred Securities of such Willamette Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.


                 DESCRIPTION OF THE TRUST SECURITIES GUARANTEES


         Each Trust Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. An independent trustee will act as indenture trustee under each Trust Securities Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Securities Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Securities of the applicable Willamette Trust.

         Pursuant to each Trust Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Trust Securities issued by a Willamette Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Willamette Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Willamette Trust may have or assert. The following payments or distributions with respect to Trust Securities issued by a Willamette Trust to the extent not paid by such Willamette Trust (the "Guarantee Payments"), will be subject to the Trust Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Securities, to the extent such Willamette Trust shall have funds available therefore; (ii) the redemption price and all accrued and unpaid distributions to the date of redemption (the "Redemption Price") to the extent such Willamette Trust has funds available therefore with respect to any Trust Securities called for redemption by such Willamette Trust and (iii) upon a voluntary or involuntary liquidation, winding-up or termination of such Willamette Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities or the redemption of all of the Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Securities to the date of payment, to the extent such Willamette Trust has funds available therefore and
(b) the amount of assets of such Willamette Trust remaining available for distribution to holders of such Trust Securities in liquidation of such Willamette Trust after satisfaction of liabilities to creditors of the Issuer as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Securities or by causing the applicable Willamette Trust to pay such amounts to such holders.

         Each Trust Securities Guarantee will be a guarantee with respect to the Trust Securities issued by the applicable Willamette Trust, but will not apply to any payment of distributions except to the extent such Willamette Trust shall have funds available therefore. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Willamette Trust, such Willamette Trust will not pay distributions on the Trust Securities issued by such Willamette Trust and will not have funds available therefore. The Trust Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Subordinated Debt Securities Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Securities.

         The Company has also agreed in the Trust Securities Guarantee irrevocably and unconditionally to guarantee the obligations of the Willamette Trusts with respect to the Common Securities to the same extent as the Trust Preferred Securities, with the understanding that, pursuant to the Declaration, upon an event of default under the Subordinated Debt Securities Indenture, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation and redemption.


CERTAIN COVENANTS OF THE COMPANY


         In each Trust Securities Guarantee, the Company will covenant that, so long as any Trust Securities issued by the applicable Willamette Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Securities Guarantee or the Declaration of such Willamette Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Securities Guarantee).

MODIFICATION OF THE TRUST SECURITIES GUARANTEES; ASSIGNMENT

         Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities or the Guarantee Trustee in any material respect (in which case no vote will be required), each Trust Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by the applicable Willamette Trust and, where the Guarantee Trustee is adversely affected, the prior approval of the Guarantee Trustee. The manner of obtaining any such approval of holders of such Trust Preferred
Securities  will  be as  set  forth  in  the  Declaration  and  an  accompanying
Prospectus Supplement. All guarantees and agreements contained in a Trust Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Securities of the applicable Willamette Trust then outstanding.

TERMINATION


         Each Trust Securities Guarantee will terminate as to the Trust Securities issued by the applicable Willamette Trust (a) upon full payment of the Redemption Price of all Trust Preferred Securities and Common Securities of such Willamette Trust, (b) upon distribution of the Subordinated Debt Securities held by such Willamette Trust to the holders of the Trust Preferred Securities and Common Securities of such Willamette Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Willamette Trust upon liquidation of such Willamette Trust. Each Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities or Common Securities issued by the applicable Willamette Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Preferred Securities Guarantee.


EVENTS OF DEFAULT


         An event of default under a Trust Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that, except with respect to a default in any payment obligations, the Company shall have received notice of default and shall not have cured such default within 90 days after receipt of such notice.

         The holders of a majority in liquidation amount of the Trust Preferred Securities to which such Trust Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Trust Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Trust Securities Guarantee. Any holder of Trust Securities to which such Trust Securities Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under such Trust Securities Guarantee, without first instituting a legal proceeding against the relevant Willamette Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Willamette Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST SECURITIES GUARANTEES

         The Trust Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other Senior Debt of the Company (as defined in the Indenture), except those debts made pari passu or subordinate to such obligations expressly by their terms, and (ii) pari passu with any guarantee now or hereafter entered into by the Company in respect of any preferred securities issued by another Willamette Trust. The terms of the Trust Preferred Securities will provide that each holder of Trust Preferred Securities issued by the applicable Willamette Trust by acceptance thereof agrees to the subordination provisions and other terms of the Trust Securities Guarantee relating thereto.

         The Trust Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of an event of default with respect to a Trust Securities Guarantee and after the curing of all events of default that may have occurred, undertakes to perform only such duties as are specifically set forth in such Trust Securities Guarantee and, after an event of default has occurred that has not been cured or waived, shall exercise such of the rights and powers vested in it by the Trust Securities Guarantee, and use the same degree of care and skill as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Securities Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable security and indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under such Trust Securities Guarantee, from its obligation to exercise the rights and powers vested in it by such Trust Preferred Securities Guarantee.


                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                        DEBT SECURITIES AND THE GUARANTEE


         As set forth in the Declaration, the sole purpose of each of the Willamette Trusts is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of each of the Willamette Trusts, to invest the proceeds from such issuance and sale in the Subordinated Debt Securities, and to engage in those activities necessary or incidental thereto.

         As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) the Company shall pay, and the applicable Willamette Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable Willamette Trust (other than with respect to the Trust Securities); and (iv) the Declaration provides that the Willamette Trustees shall not take or cause or permit the applicable Willamette Trust to engage in any activity that is not consistent with the purposes of the applicable Willamette Trust.

         Payments of distributions (to the extent funds therefore are available) and other payments due on the Trust Preferred Securities (to the extent funds therefore are available) are guaranteed by the Company as and to the extent set forth under "Description of the Trust Securities Guarantees." If the Company did not make interest payments on the Subordinated Debt Securities purchased by the applicable Willamette Trust, it is expected that the applicable Willamette Trust would not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the applicable Willamette Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable Willamette Trust as its sole asset. The
Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable Willamette Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Trust Preferred Securities.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS,
                       WARRANTS, AND STOCK PURCHASE UNITS

         The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates or representing warrants entitling a holder at its option to purchase a specified number of shares of Common Stock or Preferred Stock for the Company. The Company may also issue warrants to purchase shares of Common Stock or Preferred Stock. The price per share of Common Stock or Preferred Stock may be fixed at the time the warrants or other Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities or Trust Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or visa versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

         The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units, including, without limitation, the number of shares to be purchased, the price per share or method of computing such price, the date or dates of purchase, the terms and conditions of purchase, the amount of any periodic payments required to be made by the holders thereof or by the Company, and any required security for a purchase thereunder.

                              PLAN OF DISTRIBUTION

         The Company and/or any Willamette Trust may sell the Offered Securities
(i) to or through underwriters or dealers; (ii) directly to purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to the Company and/or a Willamette Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

         If dealers are utilized in the sale of Offered Securities, the Company and/or the applicable Willamette Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         The Offered Securities may be sold directly by the Company and/or a Willamette Trust or through agents designated by the Company and/or such Willamette Trust from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Willamette Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         The Offered Securities may be sold directly by the Company and/or a Willamette Trust to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         Agents, dealers and underwriters may be entitled under agreements with the Company and/or a Willamette Trust to indemnification by the Company and/or the applicable Willamette Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company and/or a Willamette Trust in the ordinary course of business.

         Each series of Offered Securities other than Common Stock will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                         VALIDITY OF OFFERED SECURITIES

         The validity of the Offered Securities will be passed upon for the Company by Miller, Nash, Wiener, Hager & Carlsen LLP, Portland, Oregon.

                                     EXPERTS

         The consolidated financial statements of the Company included in the Company's annual report on Form 10-K for the year ended December 31, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                  $500,000,000

                           WILLAMETTE INDUSTRIES, INC.


                             Senior Debt Securities

                                -----------------

         Willamette Industries, Inc. (the "Company") may offer, from time to time, unsecured senior debt securities ("Debt Securities") consisting of debentures, notes or other unsecured evidences of indebtedness, in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale.

         Specific terms of the particular Debt Securities in respect of which this Prospectus is delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the estimated net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the designation, aggregate principal amount, denomination, maturity, premium, if any, exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), the time and method of calculating interest payments, put options, if any, public offering price, and other specific terms of the offering.

         The Company may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents, underwriters, or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters, or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement.

         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.


                              --------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is October ---, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE WILLAMETTE TRUSTS OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, on which Common Stock is traded, at 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Willamette Trusts with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

         The Company will send to all registered holders of the Offered Securities such annual and other reports as are sent to its shareholders in conformity with the requirements of the 1934 Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

         1.       Annual  Report on Form 10-K for the year  ended  December  31,
                  1996.


         2. The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, and June 30, 1997.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Willamette Industries, Inc., 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, Telephone: (503) 227-5581, Attention:
Investor Relations.

                                   THE COMPANY

         The Company is a diversified, integrated forest products company which manufactures unbleached paper products, white paper products, and wood-based building materials at 97 locations located throughout the United States and in Ireland. The Company owns or controls approximately 1.8 million acres of timberland in Arkansas, Louisiana, Missouri, North Carolina, Oregon, South Carolina, Tennessee, Texas, and Washington.

         The Company was incorporated in Oregon in 1906. Its executive offices are located at 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, and its telephone number is (503) 227-5581.

                                 USE OF PROCEEDS

         Unless otherwise indicated in a Prospectus Supplement with respect to the proceeds from the sale of the particular Offered Securities to which such Prospectus Supplement relates, the Company intends to add the net proceeds received by it from the sale of Offered Securities to its general funds, to be used for general corporate purposes, including capital expenditures, working capital, and repayment of debt.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.



                                          Six Months
                                        Ended June 30,                                      Year Ended December 31,
                                      ------------------       --------------------------------------------------------------------


                                      1997         1996          1996          1995          1994            1993             1992


Ratio of Earnings to Fixed
Charges (1)(2).................       1.59         5.46          3.68          10.83         4.25            3.06             2.56




(1) The Company has authority to issue up to 5,000,000 shares of Preferred Stock; there are currently no shares outstanding and the Company currently does not have a Preferred Stock dividend obligation.
         Therefore, the Ratio of Combined Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(2) For purposes of computing the ratio, "earnings" consist of income before income taxes, plus fixed charges. "Fixed charges" consist of interest expense plus one-third of rent expense (which is deemed representative of an interest factor).

                       DESCRIPTION OF THE DEBT SECURITIES

         The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

         Debt Securities may be issued, from time to time, in one or more series. Debt Securities will be issued under an Indenture dated January 30, 1993 (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

         The following summary of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Certain capitalized terms herein are defined in the Indenture.

GENERAL

         The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder, from time to time, in one or more series.

         The Prospectus Supplement relating to the Offered Securities will specify, among other things: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the date or dates on which the Offered Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date shall be determined; (5) the dates on which any such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, the Offered Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; (8) the right of the Company, if any, to defer payment of interest on the Offered Securities and the maximum length of any such deferral period; (9) the right of Holders, if any, to put the Offered Securities to the Company; (10) the currency unit, if other than United States dollars, of payment of principal, and premium and interest, if any, on the Offered Securities; (11) the applicability of certain provisions of the Indentures as described under "Defeasance and Covenant Defeasance"; and (12) any other terms of the Offered Securities (which terms shall not be inconsistent with the Indenture).

         Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest, if any, on, the Offered Securities will be payable, and the Offered Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register.

         Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

CERTAIN COVENANTS OF THE COMPANY

         For purposes of the descriptions of the Debt Securities, certain defined terms have the following meanings:


         "Subsidiary" of the Company is defined as a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company and/or one or more Subsidiaries of the Company. "Restricted Subsidiary" is defined as a Subsidiary of the Company substantially all the property of which is located, or substantially all the business of which is carried on, within the present 50 states of the United States or in Canada and which owns a Principal Property, excluding, however, any Subsidiary of the Company which is primarily engaged in the development and sale or financing of real property. "Principal Property" is defined as (i) any mill, converting plant, manufacturing plant, or other facility owned by the Company or a Restricted Subsidiary which is located within the present 50 states of the United States or in Canada and the gross book value of which (without deduction of any depreciation reserves) on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, and (ii) Timberlands other than those being held primarily for development or sale; such property, however, will exclude (a) any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety or (b) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property or (c) any oil, gas or other minerals or mineral rights. "Attributable Debt" is defined as the total net amount of rent required to be paid during the remaining primary term of certain leases, discounted at the rate of 15% per annum. "Consolidated Net Tangible Assets" is defined as the aggregate amount of assets after deducting (i) all liabilities, other than deferred income taxes, Funded Debt and shareholders' equity, and (ii) goodwill and like intangibles, of the Company and its consolidated Subsidiaries. "Funded Debt" is defined as all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made (or being renewable beyond such period) and rental obligations (at the amount capitalized) payable more than 12 months from such date under capitalized leases.

Restrictions on Secured Debt

         The Indenture provides that the Company may not, nor may it permit any Restricted Subsidiary to, create, assume or guarantee any loan or evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted
Subsidiary, or on any share of Capital Stock or Debt of any Restricted Subsidiary, without securing or causing such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sale of Leaseback Transactions" below), would not exceed 10% of Consolidated Net Tangible Assets.

         This restriction does not apply to, and there shall be excluded from secured Debt in any computation under such restriction, Debt secured by: (a) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress or advance payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within specified time limits, (e) Mortgages securing industrial revenue or pollution control bonds, and (f) any extension, renewal or refunding of any Mortgages referred to in the foregoing clauses (a) through (e), inclusive.

Restrictions on Sale and Leaseback Transactions

         The Indenture provides that neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such sale and leaseback transactions, plus all secured Debt (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above), would not exceed 10% of Consolidated Net Tangible Assets.

         This restriction does not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made within a specified period after its acquisition or construction, (c) the lease secures or relates to industrial revenue or pollution control bonds, (d) the transaction is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (e) the Company or such Restricted Subsidiary, within 180 days after the sale is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary, or the purchase of other property which will constitute Principal Property of a value at least equal to the value of the Principal Property leased, an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased or (ii) the fair market value of the Principal Property leased; provided that the amount of proceeds to be applied to the retirement of Funded Debt shall be reduced by an amount, if any, equal to the principal amount of debentures or notes (including the Debt Securities) of the Company or a Restricted Subsidiary surrendered for cancellation to the applicable trustee thereof and the principal amount of other Funded Debt voluntarily retired, in each case within 180 days after such sale.

Restrictions on Funded Debt of Restricted Subsidiaries

         The Indenture provides that the Company may not permit any Restricted Subsidiary to create, assume or guarantee any Funded Debt except (i) Funded Debt owed to the Company or a Restricted Subsidiary, (ii) Funded Debt secured by Mortgages permitted as described under "Restrictions on Secured Debt," (iii) Funded Debt of any corporation outstanding at the time such corporation became a Restricted Subsidiary, (iv) Funded Debt of any person outstanding at the time of its acquisition, or the acquisition of substantially all its properties, by such Restricted Subsidiary, (v) Funded Debt incurred in connection with certain refundings, (vi) Funded Debt constituting Attributable Debt permitted as described under "Restrictions on Sale and Leaseback Transactions" and (vii) any other Funded Debt if the aggregate principal amount of all Funded Debt of all Restricted Subsidiaries permitted under this clause (vii) does not exceed 10% of Consolidated Net Tangible Assets.

EVENTS OF DEFAULT

         The following are Events of Default under the Indenture with respect to the Debt Securities of any series: (a) default in the payment of principal of or any premium on any Debt Security of that series when due; (b) default in the payment of any interest on any Debt Security of that series when due continued for 30 days; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance of any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of the Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided with respect to Debt Securities of a particular series. No Event of Default with respect to the Debt Securities of a particular series necessarily constitutes an Event of Default with respect to the Debt Securities of any other series.

         If an Event of Default with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

         The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. The right of a Holder of any Debt Security to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal or premium and interest, if any, when due and to institute suit for the enforcement of any such payment.

         The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance.

         The Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

BOOK-ENTRY DEBT SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements. Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, may consolidate with or merge into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, and any other person may consolidate with, or merge into, or transfer its assets substantially as an entirety to the Company provided that (i) the successor corporation (if any) assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or the Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, (iii) if as a result of the transaction a Principal Property would become subject to a Mortgage which would not be permitted by the Indenture, the Debt Securities shall be secured equally with (or prior to) the indebtedness secured thereby, and (iv) certain other conditions are met.

DEFEASANCE AND COVENANT DEFEASANCE

         The Indenture provides, if such provision is made applicable to the Debt Securities of any series (which will be indicated in the Prospectus Supplement) that the Company may elect either (a) to defease and be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace mutilated, destroyed, lost or stolen Debt Securities of such series, to maintain paying agencies and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the Debt Securities of such series under certain restrictive covenants of the Indenture, including those described under "Certain Covenants of the Company," and "Consolidation, Merger and Sale of Assets" ("covenant defeasance") and the occurrence of an event described in clause (d) under "Events of Default" shall no longer be an Event of Default with respect to the Debt Securities of such series, in each case, if the Company deposits, in trust, with the Trustee money and/or Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium and interest on the Outstanding Debt Securities of such series and any mandatory sinking fund payments or analogous payments in accordance with the terms of the Outstanding Debt Securities of such series and the Indenture. Such a trust may only be established if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default with respect to such series under the Indenture shall have occurred and be continuing on the date of such deposit, (ii) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of the Company and (iii) the Company shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. In the event the Company exercises its covenant defeasance option with respect to the Debt Securities of any series and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable with respect to such payments.

MODIFICATION AND WAIVER

         Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or premium or rate of interest, if any, on, any Debt Security, (c) reduce the amount of principal of an original issue discount Debt Security payable upon acceleration of the maturity thereof,
(d) change the place or currency of payment of principal of, or premium or interest, if any, on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) change the provisions for defeasance or covenant defeasance (each as defined below) made applicable to any Debt Security, or (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

         The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of the Debt Securities of that series, waive any past default under the Indenture with respect to the Debt Securities of that series, except a default in the payment of principal, or premium or interest, if any, or in respect of a covenant or condition which cannot be waived without the consent of each Holder of the Debt Securities of that series.

REGARDING THE TRUSTEE

         The Company maintains deposit accounts and conducts other banking transactions with The Chase Manhattan Bank in the ordinary course of the Company's business. The Chase Manhattan Bank serves as trustee under another indenture with respect to certain of the Company's other senior debt securities.

                              PLAN OF DISTRIBUTION

         The Company may sell the Offered Securities (i) to or through underwriters or dealers; (ii) directly to purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Securities and the proceeds to the Company from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

         If dealers are utilized in the sale of Offered Securities, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         The Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         The Offered Securities may be sold directly by the Company to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         Agents, dealers and underwriters may be entitled under agreements with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

         Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered
Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                         VALIDITY OF OFFERED SECURITIES

         The validity of the Offered Securities will be passed upon for the Company by Miller, Nash, Wiener, Hager & Carlsen LLP, Portland, Oregon.

                                     EXPERTS

         The consolidated financial statements of the Company included in the Company's annual report on Form 10-K for the year ended December 31, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 2nd day of October, 1997.



                                  WILLAMETTE INDUSTRIES, INC.


                                  By     Steven R. Rogel*
                                         President and Chief Executive Officer


                                  WILLAMETTE CAPITAL TRUST I


                                  By      /s/ G. W. HAWLEY
                                          G. W. HAWLEY


                                  WILLAMETTE CAPITAL TRUST II


                                  By      /s/ G. W. HAWLEY
                                          G. W. HAWLEY



         Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities indicated on the 2nd day of October, 1997.




                 SIGNATURE                                    TITLE



(1)      Principal Executive Officer               President and Chief Executive
         and Director of Willamette                Officer and Director
         Industries, Inc.:

         Steven R. Rogel*

                 SIGNATURE                                    TITLE


(2)      Principal Financial Officer               Executive Vice President and
         of Willamette Industries, Inc.:           Chief Financial Officer,
                                                   Secretary, and Treasurer
         /s/ J. A. PARSONS
         J. A. PARSONS

(3)      Principal Accounting Officer              Vice President-Controller
         of Willamette Industries, Inc.:

         /s/ G. W. HAWLEY
         G. W. HAWLEY

(4)      A majority of the Board of Directors
         of Willamette Industries, Inc.:

                                                   Director
         Gerard K. Drummond*

                                                   Director
         Kenneth W. Hergenhan*

                                                   Director
         C. W. Knodell*

                                                   Director
         Paul N. McCracken*

                                                   Director
         G. Joseph Prendergast*

                                                   Director
         Stuart J. Shelk, Jr.*

                                                   Director
         Robert M. Smelick*

                                                   Director
         William Swindells*

                                                   Director
         Samuel C. Wheeler*

                                                   Director
         Benjamin R. Whiteley*

                 SIGNATURE                                    TITLE


(5)      A majority of the Trustees of
         Willamette Capital Trust I:

         /s/ G. W. HAWLEY
         G. W. HAWLEY

         /s/ DONALD C. ATKINSON
         DONALD C. ATKINSON

(6)      A majority of the Trustees of
         Willamette Capital Trust II:

         /s/ G. W. HAWLEY
         G. W. HAWLEY

         /s/ DONALD C. ATKINSON
         DONALD C. ATKINSON



*By      /s/ J. A. PARSONS
         J. A. PARSONS

         ATTORNEY-IN-FACT

                                INDEX TO EXHIBITS



EXHIBIT                             DOCUMENT DESCRIPTION
                                    --------------------
NUMBER
------



1.1      Form of Underwriting Agreement**

1.2      Form of Agency Distribution Agreement**

3.1 Third Restated Articles of Incorporation of the Company, as amended. Incorporated by reference from Exhibit 3A of the registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996.

3.2      Bylaws of the  Company,  as amended.  Incorporated  by  reference  from
         Exhibit 3.2 of the registrants' quarterly report on Form 10-Q for the quarter ended June 30, 1996.

3.3      Preferred  Stock  Purchase  Rights  of  Willamette   Industries,   Inc.
         Incorporated by reference from Exhibit 2 of the registrants' Form 8-A filed February 26, 1990.


3.4      Certificate of Trust of Willamette Capital I (previously filed)

3.5      Declaration of Trust of Willamette Capital I (previously filed)

3.6      Certificate of Trust of Willamette Capital II (previously filed)

3.7      Declaration of Trust of Willamette Capital II (previously filed)

3.8 Amended and Restated Declaration of Trust and Trust Agreement of Willamette Capital I*

3.9      Amended and Restated Declaration of Trust of Willamette Capital II*


4.1 Indenture, dated as of January 30, 1993, between the Company and The Chase Manhattan Bank. Incorporated by reference to Exhibit 4A to the Company's registration statement on Form S-3 (File No. 33-58044) effective March 1, 1993.

4.2      Form of Subordinated Indenture*

4.3      Form of Debt Securities**

4.4      Form of Warrants**

4.5      Form of Warrant Agreement**

4.6      Form of Stock Purchase Contract**

4.7      Form of Pledge Agreement**

4.8      Form of Stock Purchase Unit**

4.9      Form of Stock Purchase Contract Agreement**


4.10     Specimen Certificate of Common Stock of the Company (previously filed)


4.11     Form of Preferred Security Certificate for Willamette Capital I**


4.12     Form of Trust Securities Guarantee in respect of Willamette Capital I*


4.13     Form of Preferred Security Certificate for Willamette Capital II**

EXHIBIT                             DOCUMENT DESCRIPTION
                                    --------------------
NUMBER
------


4.14     Form of Trust Securities Guarantee in respect of Willamette Capital II*

5.1 Opinion of Miller, Nash, Wiener, Hager & Carlsen LLP as to the validity of the Securities (previously filed)

5.2 Opinion of Delaware special counsel as to the validity of the Trust Preferred Securities**

12 Computation of ratio of earnings to fixed charges. Incorporated by reference to Exhibit 12 to the registrants' quarterly report on Form 10-Q for the quarter ended June 30, 1997.

23.1 Consent of KPMG Peat Marwick LLP, independent auditors (previously filed)


23.2     Consent of Miller,  Nash,  Wiener,  Hager & Carlsen  LLP  (included  in
         Exhibit 5.1)

23.3     Consent of Delaware special counsel (to be included in Exhibit 5.2)


24       Powers of attorney (previously filed)

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank**

25.2 Form T-1 Statement of Eligibility of the Trustee under the Subordinated Indenture, the Property Trustee under the Amended and Restated Declaration of Trust of Willamette Capital I and Willamette Capital II, and the Guarantee Trustee under the Guarantees for Willamette Capital I and Willamette Capital II**



----------------------------


* The form filed herewith may be supplemented or amended by a supplement filed as an exhibit to a report filed under Section 13 of the Securities Exchange Act of 1934

** To be filed by amendment or as an exhibit to a subsequently filed report filed under Section 13 of the Securities Exchange Act of 1934 and incorporated herein by reference